Exhibit 99.1

Contacts:	Ralph S. Marimon Vice President of Finance Chief Financial Officer (408) 990-4000 rsmarimon@quicklogic.com	Andrea Vedanayagam Director, Corporate Communications (408) 990-4000 andrea@quicklogic.com

QuickLogic Announces Fiscal 2009 Second Quarter Results

SUNNYVALE, Calif. — July 28, 2009 — QuickLogic Corporation (NASDAQ: QUIK), the lowest power programmable semiconductor solutions leader, today announced the financial results for its fiscal second quarter ended June 28, 2009.

During the second quarter, new product revenue increased 24% from the first quarter of 2009.  However, as we previously announced, a sharp decline in demand for our legacy products sold into the US and Western European markets caused a decline in total revenue for the second quarter of 2009 to $2.9 million, down 36 percent from the first quarter of 2009 and down 67 percent from the second quarter of 2008.

Under generally accepted accounting principles (GAAP), the net loss for the second quarter of 2009 was $3.2 million, or $0.11 per share, compared with a net loss of $1.6 million, or $0.05 per share, in the first quarter of 2009 and a net loss of $4.7 million, or $0.16 per share, in the second quarter of 2008.  Non-GAAP net loss for the second quarter of 2009 was $2.7 million, or $0.09 per share, compared with a non-GAAP net loss of $1.2 million, or $0.04 per share, in the first quarter of 2009 and a non-GAAP net loss of $0.9 million, or $0.03 per share, in the second quarter of 2008.

“The U.S. and Western European market served by our legacy products have been among those hardest hit during this recession and, for the most part, are still struggling. This is unfortunate, but it is a part of the equation that we can do little to impact. However, the part of the equation that we can drive is moving forward,” said QuickLogic’s CEO, Tom Hart. “While second quarter shipments for new products came in at the low end of our expectations, bookings were strong during the last half of June. We believe this will lead to a material increase in new product shipments in Q3.”

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Time today, July 28, 2009, to discuss the second quarter financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To participate, please call (877) 419-6596 by 2:20 p.m. Pacific Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (719) 457-0820 and reference the pass code: 5081417. The call recording will be archived until July 31, 2009 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics original equipment manufacturers (OEMs) and original design manufacturers (ODMs).  These silicon plus software solutions are called Customer Specific Standard Products (CSSPs).  CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market.  For more information about QuickLogic and CSSPs, visit www.quicklogic.com. Code: QUIK-G

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation , restructuring, the write-down of the Company’s investment in Tower Semiconductor Ltd. and the effect of the write-off of long-lived assets in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO relating to the revenue generating potential of new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ArcticLink, pASIC, PolarPro, QuickLogic, QuickPCI and QuickRAM are registered trademarks and Eclipse and the QuickLogic logo are trademarks of QuickLogic Corporation.  All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2009	June 29, 2008	March 29, 2009	June 28, 2009	June 29, 2008
Revenue	$2,911	$8,743	$4,552	$7,463	$19,766
Cost of revenue, excluding inventory write-down and related charges and long-lived asset impairment	1,531	3,810	1,641	3,172	8,112
Inventory write-down and related charges	58	172	178	236	1,128
Long-lived asset impairment	—	1,545	—	—	1,545
Gross profit	1,322	3,216	2,733	4,055	8,981
Operating expenses:
Research and development	1,877	2,610	1,612	3,489	5,431
Selling, general and administrative	2,709	3,970	2,643	5,352	8,290
Long-lived asset impairment	—	468	—	—	468
Restructuring costs	—	452	—	—	452
Loss from operations	(3,264)	(4,284)	(1,522)	(4,786)	(5,660)
Write-down of investment in Tower Semiconductor Ltd.		(417)	—		(417)
Interest expense	(23)	(72)	(24)	(47)	(143)
Interest income and other, net	45	30	(46)	(1)	134
Loss before income taxes	(3,242)	(4,743)	(1,592)	(4,834)	(6,086)
Provision for (benefit from) income taxes	(15)	—	4	(11)	34
Net loss	$(3,227)	$(4,743)	$(1,596)	$(4,823)	$(6,120)

Net loss per share:
Basic	$(0.11)	$(0.16)	$(0.05)	$(0.16)	$(0.21)
Diluted	$(0.11)	$(0.16)	$(0.05)	$(0.16)	$(0.21)

Weighted average shares:
Basic	30,081	29,589	29,909	29,994	29,498
Diluted	30,081	29,589	29,909	29,994	29,498

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2009	June 29, 2008	March 29, 2009	June 28, 2009	June 29, 2008
GAAP loss from operations	$(3,264)	$(4,284)	$(1,522)	$(4,786)	$(5,660)
Adjustment for stock-based compensation within:
Cost of revenue	71	106	51	122	171
Research and development	138	196	88	226	354
Selling, general and administrative	358	615	245	603	1,057
Adjustment for long-lived asset impairment within:
Cost of revenue	—	1,545	—	—	1,545
Operating expenses	—	468	—	—	468
Adjustment for the write-off of equipment within:
Selling, general and administrative	—	15	—	—	15
Adjustment for restructuring costs	—	452	—	—	452
Non-GAAP loss from operations	$(2,697)	$(887)	$(1,138)	$(3,835)	$(1,598)

GAAP net loss	$(3,227)	$(4,743)	$(1,596)	$(4,823)	$(6,120)
Adjustment for stock-based compensation within:
Cost of revenue	71	106	51	122	171
Research and development	138	196	88	226	354
Selling, general and administrative	358	615	245	603	1,057
Adjustment for long-lived asset impairment within:
Cost of revenue	—	1,545	—	—	1,545
Operating expenses	—	468	—	—	468
Adjustment for the write-off of equipment within:
Selling, general and administrative	—	15	—	—	15
Other expense	—	—	13	13	—
Adjustment for restructuring costs	—	452	—	—	452
Adjustment for write-down of investment in Tower Semiconductor Ltd.	—	417	—	—	417
Non-GAAP net loss	$(2,660)	$(929)	$(1,199)	$(3,859)	$(1,641)

GAAP net loss per share	$(0.11)	$(0.16)	$(0.05)	$(0.16)	$(0.21)
Adjustment for stock-based compensation	0.02	0.03	0.01	0.03	0.05
Adjustment for long-lived asset impairment	—	0.07	—	—	0.07
Adjustment for write-off of equipment	—	*	*	*	*
Adjustment for restructuring costs	—	0.02	—	—	0.02
Adjustment for write-down of investment in Tower Semiconductor Ltd.	—	0.01	—	—	0.01
Non-GAAP net loss per share	$(0.09)	$(0.03)	$(0.04)	$(0.13)	$(0.06)

GAAP gross margin percentage	45.4%	36.8%	60.0%	54.3%	45.4%
Adjustment for stock-based compensation	2.5	1.2	1.2	1.7	0.9
Adjustment for write-off of long-lived asset	—	17.7	—	—	7.8
Non-GAAP gross margin percentage	47.9%	55.7%	61.2%	56.0%	54.1%

* Figures were not considered in the reconciliation of Non-GAAP net loss per share due to the insignificant amount.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 28, 2009	December 28, 2008 (1)
ASSETS

Current assets:
Cash and cash equivalents	$16,450	$19,376
Short-term investment in Tower Semiconductor Ltd.	286	116
Accounts receivable, net	1,468	1,746
Inventories	2,042	1,900
Other current assets	721	833
Total current assets	20,967	23,971
Property and equipment, net	3,465	3,493
Investment in Tower Semiconductor Ltd.	144	59
Other assets	676	903
TOTAL ASSETS	$25,252	$28,426

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Revolving line of credit	$2,000	$2,000
Trade payables	2,224	1,992
Accrued liabilities	1,532	1,537
Deferred income on shipments to distributors	11	282
Deferred royalty revenue	48	—
Current portion of debt and capital lease obligations	612	753
Total current liabilities	6,427	6,564

Long-term liabilities:
Debt and capital lease obligations, less current portion	390	—
Total liabilities	6,817	6,564

Stockholders’ equity:
Common stock, at par value	30	30
Additional paid-in capital	170,987	169,846
Accumulated other comprehensive income	255	—
Accumulated deficit	(152,837)	(148,014)
Total stockholders’ equity	18,435	21,862
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,252	$28,426

(1)          Derived from the December 28, 2008 audited balance sheet included in the 2008 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q2 2009	Q2 2008	Q1 2009	Q2 2008 to Q2 2009	Q1 2009 to Q2 2009
COMPOSITION OF REVENUE

Revenue by product (1):
New products	28%	29%	15%	(68)%	24%
Mature products	65%	53%	79%	(59)%	(48)%
End-of-life products	7%	18%	6%	(86)%	(25)%

Revenue by geography:
North America	47%	38%	53%	(59)%	(44)%
Europe	19%	15%	22%	(59)%	(43)%
Rest of world	19%	39%	17%	(84)%	(29)%
Japan	15%	8%	8%	(34)%	23%

(1)          New products include ArcticLink, PolarPro II, PolarPro, Eclipse II and QuickPCI II products. Mature products include QuickRAM, pASIC® 3, Eclipse, QuickDSP and QuickFC products, as well as royalty revenue, programming hardware and software. End-of-life products include pASIC 1, pASIC 2, V3, QuickPCI and QuickMIPS products.